EXHIBIT 99.1

Structured Asset Trust Unit Repackagings (SATURNS)
Series 2006-2 Trust
Receipt of Notice of Intent to Exercise Warrants in Full

CUSIP:   86360Y207

Symbol:  HJT

FOR IMMEDIATE RELEASE:
March 5, 2013

NEW YORK, NEW YORK – Structured Asset Trust Unit Repackagings (SATURNS), Cummins Engine Company Debenture Backed Series 2006-2 Trust (the “Trust”) (New York Stock Exchange Ticker Symbol “HJT”), announced today that it has received a Call Notice notifying the Trust of the intended exercise of 100% of the outstanding Warrants representing the right to acquire a combined Unit Principal Balance of $25,510,000 of Units for settlement on March 20, 2013 (the “Intended Settlement Date”).  Under the terms of the Warrants, delivery of the notice does not give rise to an obligation on the part of the Warrantholder to pay the specified call price; and if by 4 p.m. New York time on the Business Day prior to the Intended Settlement Date the party exercising the Warrants has not paid the required call price, the Call Notice will be effectively rescinded, in which case settlement of the relevant Warrants would not occur and the Warrants would continue in effect and could be exercised on a subsequent date.  If settlement of the Warrants occurs pursuant to the Call Notice on the Intended Settlement Date, then all outstanding Units will be called and Unitholders will receive the par value ($25.00) plus accrued interest of each Unit in an amount to be determined in accordance with the Trust Agreement.

Contact:

Thais Hayum – Vice President
U.S. Bank - Corporate Trust Services
P: +1-312-332-7489
F: +1-312-332-7992
E: thais.hayum@usbank.com